EXHIBIT 16.1

February 4, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated January 29, 2009, of OccuLogix, Inc. and are in agreement with the statements contained under Item 4.01(a).

Very truly yours,

/s/ Ernst & Young LLP